                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              ___________________

                                FORM 8-K/A No.1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  May 30, 1996


                         CHICAGO MINIATURE LAMP, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


        OKLAHOMA                        0-25848                 73-1412000
(STATE OF INCORPORATION)             (COMMISSION              (IRS EMPLOYER
                                      FILE NUMBER)          IDENTIFICATION NO.)

500 Chapman Street, Canton, Massachusetts                   02021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


Registrant's telephone number, including area code:   (617) 828-2948


                                     NONE
         ------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          NO AMENDMENTS ARE BEING MADE TO THE FOLLOWING TEXT OF ITEM 2 WHICH WAS CONTAINED IN FORM 8-K FILED WITH THE SEC ON JUNE 14, 1996.

     On May 30, 1996, Chicago Miniature Lamp, Inc. (the "Registrant") and its recently formed subsidiary, Alba Speziallampen Holding GmbH, a German limited liability company ("Alba Holding") acquired capital stock and partnership interests in several companies and partnerships, more particularly described below and referred to herein collectively as the "Alba-Albrecht Group." The capital stock and partnership interests were acquired in a series of related transactions (the "Acquisitions"). The Sellers were Werner A. Arnold, Petra Albrecht-Arnold and Willy Paul Albrecht (the "Individual Sellers") and certain members of the Alba-Albrecht Group which were owned directly or indirectly by one or more of the Individual Shareholders (the "Alba Group Sellers"). The Individual Sellers and the Alba Group Sellers are collectively referred to as the "Sellers".

     The Sellers are all individuals, companies or partnerships located in Germany, and none of them had any relationship with the Registrant or any of its affiliates, officers or directors prior to the closing of the Acquisitions. Effective with the closing Mr. Werner A. Arnold, one of the Sellers, was retained as President and Managing Director of Alba Holding, pursuant to an Employment Agreement, and, on June 7, 1996, was elected as a director of the Registrant.

     The name, jurisdiction of formation, type of entity, and percent of direct and indirect ownership by the Registrant for each member of the Alba-Albrecht Group acquired in the Acquisitions are as follows:

                                                                           % Ownership
                Name                    Jurisdiction    Type of Entity    By Registrant
                ----                    ------------    --------------    -------------
Alba Speziallampen GmbH                   Germany      Limited Liability        100%
                                                            Company

W. Albrecht GmbH u. Co KG                 Germany         Partnership           100%

W. Albrecht Grundstucksgesellschaft       Germany         Partnership           100%
  GmbH u. Co GbR

Arnold GmbH                               Germany      Limited Liability        100%
                                                            Company

BSC Arnold GmbH & Co                      Germany         Partnership           100%
  Softwareentwicklung und-beratung

Alba Light Design GmbH                    Germany      Limited Liability        100%
                                                            Company

A&S Electric, spol.s.r.o               Czech Republic  Limited Liability         60%
  (GmbH) (CZ)                                               Company

Alba Technology (M) Sdn. Bhd.             Malaysia        Corporation            70%

Alba Lamps, Inc.                          Illinois        Corporation           100%

     The Acquisitions were consummated pursuant to the terms of four separate but related agreements between one or more of the Sellers and the Registrant and Alba Holding. The aggregate consideration for the acquisitions was 100,000 shares of common stock of the

Company and DM 13,150,000 cash. The sources of funds for the cash portion of the purchase price for the Acquisitions were loans made to Registrant by BANK IV Oklahoma, N.A., under the Third Amended and Restated Credit Agreement with said Bank.

     The Registrant and Alba Holding intend to continue the operations of the various members of the Alba-Albrecht Group in the businesses of designing, manufacturing, marketing, trading and exporting miniature lamps, value-added miniature lighting assemblies and other miniature lighting products.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     (a) Financial Statements of Businesses Acquired.
         -------------------------------------------

         (i)    Report of Independent Auditors.

         (ii) Combined Audited Balance Sheets for Alba-Albrecht Group as at December 31, 1995 and December 31, 1994 and unaudited as at April 30, 1996.

         (iii) Combined Audited Income Statements for Alba-Albrecht Group for the years ended December 31, 1995 and December 31, 1994 and unaudited for the four months ended April 30, 1996.

         (iv)   Notes to Combined Financial Statements.


     (b) Pro Forma Financial Information.
         -------------------------------

         (i)    Introduction to Unaudited Pro Forma Consolidated Financial Data.

         (ii) Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 2, 1996.

         (iii) Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 3, 1995.

     (c) Exhibits.
         --------

10.27 Notarial Deed with Agreement on the Sale and Transfer of Shares and Interests in the ALBA/Albrecht Group, dated May 15, 1996*

10.28 Contract for Purchase and Sale of Stock of Alba Lamps, Inc. dated May 15, 1996 (Alba-U.S.)*

10.29 Contract for Exchange of Stock for Alba Lamps, Inc. dated May 15, 1996 (Alba-U.S.)*

10.30 Contract for Purchase and Sale of Stock of Alba Technology (M) Sdn. Bhd., dated May 15, 1996 (Alba-Malaysia)*

10.31  Employment Agreement with Werner Arnold dated May 30, 1996*

    * Incorporated by reference to the Exhibits included in the Registrant's Form 8-K filed with the Commission on June 14, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHICAGO MINIATURE LAMP, INC.


                                        By /s/ Ronald S. Goldstein
                                           ----------------------------
                                           Ronald S. Goldstein
                                           Chief Financial Officer

Date:  August 13, 1996

                        REPORT OF INDEPENDENT AUDITORS

  We have audited the accompanying combined balance sheets of W. Albrecht GmbH & Co. KG, BSC Arnold GmbH & Co. KG, W. Albrecht Grundstucksgesellschaft GmbH & Co. GbR, ALBA Speziallampen GmbH, Arnold GmbH, ALBA Light Design GmbH, Alba Lamps Inc., ALBA Technology (M) Sdn, Bnd, and A&S Electric s.r.o., (collectively "the ALBA Group") as of December 31, 1995 and 1994, and the related combined income statements for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in Germany and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the ALBA Group at December 31, 1995 and 1994 and the combined results of their operations for the years then ended, in conformity with accounting principles generally accepted in Germany.

  Accounting principles generally accepted in Germany vary in certain respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected results of operations for each of the two years in the period ended December 31, 1995, and shareholders' equity as of December 31, 1995 and 1994, as summarized in the notes to the combined financial statements.

Stuttgart, Germany
June 11, 1996

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft

                    COMBINED FINANCIAL STATEMENTS ALBA GROUP

                                 BALANCE SHEETS

                                                             DECEMBER 31,
                                             APRIL 30,   ----------------------
                                               1996         1995        1994
                                            -----------  ----------  ----------
                                                DM           DM          DM
                                            (UNAUDITED)
                              ASSETS
A. Fixed Assets
  I.Intangible Assets......................     20,537       16,199       7,780
  II.Tangible Assets
    Land, land rights and buildings........  2,000,457    2,092,691   2,175,824
    Technical equipment and machines.......  2,226,423    2,154,412   2,271,609
    Other equipment, factory and office
     equipment.............................  3,988,810    4,038,310   4,121,644
    Payments on account and assets under
     construction..........................  1,723,993    1,193,550     934,093
B. Current Assets
  I.Inventories
    Raw materials and supplies.............  1,950,466    2,188,674   2,112,208
    Work in process and finished goods.....  3,034,753    3,051,338   2,250,209
  II.Receivables and Other assets
    Trade receivables......................  3,920,648    4,034,947   3,236,753
    Other assets...........................     88,601      120,441      38,590
  III.Securities...........................     60,000      169,006     303,609
  IV.Cash and Banks........................    478,706      711,211     675,365
C. Prepaid Expenses........................    237,306      206,775       7,926
                                            ----------   ----------  ----------
                                            19,730,700   19,977,554  18,135,610
                                            ==========   ==========  ==========
                      EQUITY AND LIABILITIES
A. Equity
  I.Share capital..........................  3,607,744    3,608,194   3,608,138
  II.Retained earnings.....................    210,865      218,844     276,723
  III.Minority interest....................     66,591       42,957      35,135
  IV.Partner accounts...................... (2,065,712)  (1,507,726)   (460,189)
B. Silent partnership contributions
  I.Capital................................  1,356,000    1,356,000   1,356,000
  II.Variable partner accounts.............   (963,776)    (770,350)   (510,153)
C. Accruals
    Pension accruals.......................  4,853,909    4,777,509   4,552,397
    Tax accruals...........................     78,662       23,228      16,779
    Other accruals.........................  1,757,498    1,199,592     600,123
D. Liabilities
    Liabilities to banks...................  7,387,450    7,926,250   5,097,241
    Trade payables.........................  1,984,015    1,686,990     356,370
    Other liabilities......................  1,457,454    1,416,066   3,207,046
                                            ----------   ----------  ----------
                                            19,730,700   19,977,554  18,135,610
                                            ==========   ==========  ==========

                                   ALBA GROUP

                           COMBINED INCOME STATEMENTS

                                           FOUR MONTHS    YEARS ENDED DECEMBER 31,
                                          ENDED APRIL 30, --------------------------
                                               1996           1995          1994
                                          --------------- ------------  ------------
                                                DM             DM            DM
                                            (UNAUDITED)
 1       Net Sales.......................   13,000,610      37,897,216    33,916,843
 2       Increase/decrease in
         inventories......................    (366,492)        801,129    (1,615,297)
 3       Other operating income..........       59,793         159,099       340,622
 4       Cost of materials
     a)  cost of raw materials, etc. ..     (4,061,644)    (12,198,357)   (7,357,260)
     b)  cost of purchased services....       (286,531)       (275,632)     (202,484)
 5       Personnel expenses
     a)  wages and salaries............     (5,222,754)    (15,882,689)  (15,611,985)
     b)  social security; pension
          costs..........................   (1,349,371)     (4,061,857)   (3,764,762)
 6       Depreciation....................     (561,589)     (1,655,430)   (2,061,135)
 7       Other operating expenses........   (1,710,756)     (4,994,479)   (4,893,036)
 8       Gain or loss on securities......          --          (63,334)       24,121
 9       Other interest and similar
         income...........................       6,330          48,993        21,035
10       Other interest and similar
         expenses.........................    (177,993)       (533,889)     (512,951)
                                          ------------    ------------  ------------
11       Results from ordinary
         activities.......................    (670,397)       (759,230)   (1,716,289)
12       Extraordinary income............          --                0     1,313,274
                                          ------------    ------------  ------------
                                              (670,397)       (759,230)     (403,015)

13       Taxes...........................     (103,177)       (165,430)     (158,181)
                                          ------------    ------------  ------------
14       Net Loss........................     (773,574)       (924,660)     (561,196)
                                          ============    ============  ============

                                  ALBA GROUP

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS

SIGNIFICANT DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPALS IN GERMANY AND THE UNITED STATES OF AMERICA

  The accompanying combined financial statements have been prepared in conformity with accounting principals generally accepted in Germany ("German GAAP.") Those principals differ in certain respects from accounting principals generally accepted in the United States of America ("US GAAP.") Application of US GAAP would have affected the reported results from operations for the four month period ended April 30, 1996 (unaudited) and for each of the two years in the period ended December 31, 1995 and the reported shareholders' equity as of April 30, 1996 (unaudited), December 31, 1995 and December 31, 1994. The significant differences between the accounting principles applied and those which would be applied under US GAAP are summarized below.

 Statements of Shareholders' Equity and Cash Flows

  Statements of shareholders' equity and cash flows are required to be presented under US GAAP. The shareholders' equity and cash flow statements are not required by German GAAP.

 Fixed Assets

  Special accelerated depreciation for tax purposes has been recorded in the accounts and deducted from the book value of fixed assets. Under US GAAP this depreciation would not be recorded in the combined financial statements.

  The Group designs and constructs certain machines for use in the production of its products. Interest has not been capitalized as a component of the cost of manufacture of this machinery, as would be required under US GAAP.

  A further difference results from the regulations regarding the accounting for leased equipment. The equipment and related obligation, for which the monthly payments are being expensed in accordance with German GAAP would be capitalized under US GAAP.

 Inventories

  Certain manufacturing overhead and indirect costs are not being capitalized but charged to expense in the current period. For US GAAP purposes, the production related manufacturing overhead costs would be included in the inventory valuation.

 Minority Interest

  Minority interest would not be reported within the equity section of the balance sheet under US GAAP.

 Silent Partner Contributions

  Silent partner contributions represent certain partners net share of ALBA Group's accumulated income or losses and capital contributions. Under US GAAP, such amounts would be classified in the equity section of the balance sheet.

 Pension Accrual

  Under US GAAP, pension accruals are calculated and disclosed in accordance with Statement of Financial Accounting Standards No. 87, Employers Accounting for Pensions ("SFAS 87"). German GAAP requires

                                  ALBA GROUP
accruals for pension commitments entered into on or after January 1, 1987 using methods and assumptions prescribed by German tax regulations, which may differ from SFAS 87.

 Deferred taxes

  Since German GAAP generally follows tax law, few situations dictate the recording of deferred taxes. As a result of the significant differences noted above, deferred taxes would be required to be recorded under US GAAP.

GENERAL REMARKS

  The combined financial statements of the ALBA Group ("the Group") were prepared voluntarily for the first time for fiscal year 1994, as if the entities were required to be combined. The classification used in the income statements reflect the total cost method, in accordance with (S)275 Par. 2 HGB.

  The operational currency is the German Mark. The functional currency of foreign entities included in the combined financial statements is the local currency of the entity. All assets and liabilities are translated using the current exchange rates as of April 30, 1996 (unaudited), December 31, 1995 or December 31, 1994. The equity is translated using the historical exchange rate. Revenues and expenses are translated using the 1996 (unaudited) 1995 or 1994 weighted-average rate.

  The balance sheet and income statement as of and for the four months ended April 30, 1996 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation.

 Combined Group

  The ALBA Group ("the Group") consists of a partnership, two limited partnerships, (the general partners of which are limited liability corporations), and four additional limited liability corporations.

  The combined financial statements of the Group consist of the consolidated financial statements of W. Albrecht GmbH & Co. KG and Subsidiaries and the individual financial statements of the other Group companies.

  The companies included in the combined financial statements are as follows:

GROUP COMPANIES

                                                                      OWNERSHIP
                                                                          %
                                                                      ---------
PARTNERSHIP
  W. Albrecht Grundstucksgesellschaft GmbH & Co. GbR, Bamberg,
   Germany...........................................................    100
LIMITED PARTNERSHIPS
  W. Albrecht GmbH & Co. KG, Bamberg, Germany........................    100
  BSC Arnold GmbH & Co. KG, Bamberg, Germany.........................    100
LIMITED LIABILITY CORPORATIONS
  ALBA Speziallampen, GmbH, Bamberg, Germany.........................    100
  Arnold GmbH, Bamberg, Germany......................................    100
  ALBA Light Design GmbH, Bamberg, Germany...........................    100
  Alba Lamps Inc., Chicago, Illinois, USA............................    100(A)
  ALBA Technology (M) Sdn, Bnd Malaysia..............................     70
  A&S Electric s.r.o., Hranice u Ase, Czech Republic.................     60

                                  ALBA GROUP

- --------
(A) Includes a 50% ownership previously held by a third party which was purchased by the Group in April, 1996, 100% of Alba Lamps Inc. financial position and results of operations as of and for the four month period ended April 30, 1996 (unaudited) and as of and for the years ended December 31, 1995 and 1994 are included in the accompanying combined financial statements.

CONSOLIDATION AND COMBINATION POLICIES

  Consolidation of W. Albrecht GmbH & Co. KG and its subsidiaries, A&S Electric s.r.o. and ALBA Light Design GmbH, is performed using the book value method. The other affiliated companies have been combined with the above consolidation to form the ALBA Group.

  Intercompany revenues, expenses and related profits and losses between Group companies have been eliminated. Intercompany profits included in inventory of KDM 12 and KDM 40 at December 31, 1995 and 1994, respectively, have been eliminated.

  Goodwill of KDM 6 arising out of the capital consolidation has been charged to retained earnings as required by (S) 309 HGB.

ACCOUNTING AND VALUATION POLICIES

  Accounting and valuation methods are applied consistently to all the individual Group companies.

  Intangible assets are capitalized at acquisition cost and amortized over their respective useful lives.

  Tangible assets are presented at acquisition cost, net of accumulated depreciation. Assets are depreciated over their estimated useful lives using the straight-line method. The useful lives used in determining depreciation rates are: buildings 20 years; machinery and equipment 4 to 10 years; automobiles 5 years; other factory and office equipment 6 years. Insignificant assets are fully depreciated in the year of acquisition.

  Inventories are recorded and maintained using a perpetual inventory system which is updated continuously as items are purchased and sold. Inventories are valued at the lower of cost or market.

 Trade receivables and other assets

  Trade receivables and other assets are presented at their nominal value, net of specific and general (1%) reserves for uncollectible amounts.

 Accruals

  Accruals have been provided for all known risks and obligations and are based on the estimated amount of expected claims.

 Liabilities

  Liabilities have been presented at the repayment amount.

COMMENTARY TO THE COMBINED BALANCE SHEETS

 Inventories

  Inventories are valued at the lower of cost or market. The FIFO inventory cost method is applied to value inventories. An obsolescence reserve of KDM 110 and KDM 21 has been provided as of December 31, 1995 and December 31, 1994, respectively.

                              ALBA GROUP, BAMBERG

  The cost of goods manufactured includes material costs, direct labor and a portion of the manufacturing overhead, such as depreciation on machines and equipment, electricity, heat, water and production waste.

 Trade receivables and other assets

  Receivables and other assets are due within one year. The provision for bad debts amounts to KDM 287 at December 31, 1995 and KDM 75 at December 31, 1994.

 Minority Interest

  Minority interest consists of the 40% interest in A&S Electric s.r.o and 30% in ALBA Technology (M) Sdn, Bnd not held by the Group.

 Pension accruals

  Pension accruals were calculated by a German actuary Herbert E.G. Hofer, Mulheim an der Ruhr. The pension accruals are consistent with tax regulations. A discount rate of 6% was used by the actuary to determine the accrual ((S) 6 EStG--Income tax law).

 Other Accruals

  Other accruals include amounts for all known risks and obligations of the Group. Included are accruals for anniversary bonuses, unpaid vacations, overtime, maternity leave, and warranties.

 Liabilities

  Liabilities as of December 31, 1995 and 1994 are as follows:

                                                          MATURITY
                                            ------------------------------------
                                                    WITHIN    BETWEEN     OVER
                                            BALANCE 1 YEAR 1 AND 5 YEARS 5 YEARS
                                              KDM    KDM        KDM        KDM
                                            ------- ------ ------------- -------
Liabilities to banks................  1994   5,097  3,164        268      1,665
                                      1995   7,926  3,325      2,695      1,906
Trade payables......................  1994     356    356
                                      1995   1,687  1,687
Other liabilities...................  1994   3,207  3,207
                                      1995   1,416  1,416

  The liabilities due to banks are partially secured by the Group's land and buildings to the amount of KDM 5,000.

 Contingent Liabilities and other Commitments

  Contingent liabilities in accordance with (S) 251 HGB arise from guarantees of bank liabilities in the amount of KDM 90 and KDM 33 at December 31, 1995 and 1994, respectively.

  Commitments under leasing and rental agreements amount to KDM 1,377 and KDM 382 as of December 31, 1995 and December 31, 1994.

COMMENTARY TO THE COMBINED INCOME STATEMENTS

  Revenues of the Group result primarily from the sale of lamps and lamp systems.

  Combined net sales are summarized as follows:

                                                                    1995   1994
                                                                    KDM    KDM
                                                                   ------ ------
BY PRODUCT:
Butt sealed....................................................... 16,862 17,018
Bead sealed.......................................................  6,712  6,895
Subminiature lamps................................................  6,152  5,991
Merchandise.......................................................  5,499  1,772
Other.............................................................  2,672  2,241
                                                                   ------ ------
Total............................................................. 37,897 33,917
                                                                   ====== ======
BY REGION:
Domestic.......................................................... 20,157 17,878
Other European Community..........................................  5,320  6,240
Other Europe......................................................  1,092  1,388
North America.....................................................  9,873  6,875
Other.............................................................  1,455  1,536
                                                                   ------ ------
Sales............................................................. 37,897 33,917
                                                                   ====== ======

  The significant components of other operational expenses include energy costs and accounting, legal and consulting fees.

  During 1994, the employees agreed to accept the suspension of future pension benefit increases. The reduction of the accrual, in the amount of KDM 1,307, is reflected in extraordinary income.

OTHER DISCLOSURES

  The Group had, on average, 341 employees during 1995 and 361 in 1994.

  Total special tax depreciation taken in 1994 amounted to KDM 387. None was taken in 1995.

CHIEF EXECUTIVE OFFICER

  Mr. Werner Arnold is the Chief Executive Officer of all the German entities.

  Bamberg, June 1996

                         CHICAGO MINIATURE LAMP, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 2, 1996 gives effect to the following as if each had occurred on December 4, 1995: (i) the Alba Acquisition, and (ii) Phoenix Lighting acquisition effective December 10, 1995, (the Fiscal 1996 Acquisitions). The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 3, 1995 gives effect to the following as if each had occurred on November 28, 1994: (i) the Alba Acquisition, (ii) Plastomer Inc., Fredon Development Industries, Inc., STT Badalex Limited and Electro Fiber Optics, Inc. acquisitions, (the Fiscal 1995 Acquisitions) and (iii) the Fiscal 1996 Acquisitions.

  The unaudited Pro Forma Consolidated Financial Statements are based on (i) Chicago Miniature Lamp, Inc.'s audited Consolidated Statement of Operations for the year ended December 3, 1995, unaudited Consolidated Statement of Operations for the six months ended June 2, 1996 (ii) unaudited Statements of Operations for the Fiscal 1995 and Fiscal 1996 acquisitions, and (iii) Alba's audited Combined Income Statement for the year ended December 31, 1995 and unaudited Combined Income Statement for the four months ended April 30, 1996.

  The Alba Acquisition was accounted for under the purchase method of accounting. The total purchase price for the acquisition was allocated to tangible and identifiable intangible assets and liabilities based on management's estimate of their fair values with the excess of cost over net assets acquired allocated to goodwill.

  The unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with Chicago Miniature Lamp, Inc.'s Consolidated Financial Statements included in the annual report on Form 10-K for the year ended December 3, 1995 and Alba's Combined Financial Statements and respective related notes thereto included elsewhere in this filing.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 2, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            COMPANY
                           HISTORICAL
                           SIX MONTHS                                PRO FORMA
                             ENDED         ALBA                      SIX MONTHS
                             6/2/96   ACQUISITION (1) ADJUSTMENTS   ENDED 6/2/96
                           ---------- --------------- -----------   ------------
Net sales.................  $41,527       $10,668       $  --         $52,195
Cost of products sold.....   27,243         8,146           51 (2)     35,440
                            -------       -------       ------        -------
  Gross margin............   14,284         2,522          (51)        16,755
Selling, general and
 administrative...........    6,109         2,938         (474)(3)      8,573
                            -------       -------       ------        -------
  Operating income........    8,175          (416)         423          8,182
Interest expense..........      322           141                         463
Other income..............      (15)          (49)         --             (64)
                            -------       -------       ------        -------
  Income before provision
   for income tax.........    7,868          (508)         423          7,783
Provision for income
 taxes....................    2,494            46          (49)(4)      2,491
                            -------       -------       ------        -------
  Net income..............  $ 5,374          (554)      $  472        $ 5,292
                            =======       =======       ======        =======
Earnings per common
 share....................  $  0.51                                   $  0.51
                            =======                                   =======
Weighted average shares
 outstanding..............   10,472                                    10,472
                            =======                                   =======

- --------
(1) Information obtained from Alba's unaudited Combined Statement of Income for the four months ended April 30, 1996, translated into U.S. dollars at the rate of U.S. $1.00=DM 1.523.
(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Alba acquisition had occurred on December 4, 1995.
(3) Gives effect for adjustments to Alba selling expense and office expense resulting from operating changes implemented subsequent to the acquisition.
(4) Income tax expense has been adjusted to reflect a pro forma consolidated effective tax rate of approximately 32%.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     TWELVE MONTHS ENDED DECEMBER 3, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                               PRO FORMA
                                                                                              ADJUSTMENTS
                     COMPANY                   PRO FORMA                                    FOR FISCAL 1995
                    HISTORICAL                ADJUSTMENTS                                         AND
                    YEAR ENDED      ALBA       FOR ALBA       FISCAL 1995     FISCAL 1996     FISCAL 1996
                     12/3/95   ACQUISITION(1) ACQUISITION   ACQUISITIONS(5) ACQUISITIONS(5)  ACQUISITIONS   PRO FORMA
                    ---------- -------------- -----------   --------------- --------------- --------------- ---------
Net sales.........   $57,402      $24,769       $  --           $16,788         $ 6,134         $  --       $105,093
Cost of products
sold..............    36,726       17,225          158 (2)       13,523           6,575         (2,071)(6)    72,136
                     -------      -------       ------          -------         -------         ------      --------
  Gross margin....    20,676        7,544         (158)           3,265            (441)         2,071        32,957
Selling, general
and admin. .......     8,462        7,773       (1,138)(3)        7,389             743         (2,090)(7)    21,139
                     -------      -------       ------          -------         -------         ------      --------
  Operating
  income..........    12,214         (229)         980           (4,124)         (1,184)         4,161        11,818
Interest expense..       803          304          --               550             --             --          1,657
Other income......       (47)         (62)         --                (7)            --             --           (116)
                     -------      -------       ------          -------         -------         ------      --------
  Inc. before
  prov. for I/T...    11,458         (471)         980           (4,667)         (1,184)         4,161        10,277
Provision for
income taxes......     2,993          115           48 (4)           65             --            (606)(8)     2,615
                     -------      -------       ------          -------         -------         ------      --------
  Net income......   $ 8,465      $  (586)      $  932          $(4,732)        $(1,184)        $4,767      $  7,662
                     =======      =======       ======          =======         =======         ======      ========
Earnings per
common share......   $  0.91                                                                                $    .82
                     =======                                                                                ========
Weighted average
shares
outstanding.......     9,280                                                                                   9,380(9)
                     =======                                                                                ========

- ----
 (1) Information obtained from Alba's audited Consolidated Combined Statement of Income for the year ended December 31, 1995, translated into U.S. dollars at the rate of U.S. $1.00 = DM 1.53.
 (2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Alba acquisition had occurred on November 28, 1994.
 (3) Gives effect to the Alba acquisition and adjustments to selling expense, bad debt expense and office expenses resulting from operating changes implemented subsequent to the acquisition.
 (4) Income tax expense has been adjusted to reflect the expected additional income tax expense resulting from the Pro Forma adjustments. The adjustment gives effect to an effective tax rate of approximately 32%.
 (5) Relates to the revenues and expenses of each of the Fiscal 1995 and Fiscal 1996 Acquisitions made by the Company, as if they had occurred on November 28, 1994. Revenues and expenses of each of the Fiscal 1995 Acquisitions are included in the Company's consolidated financial statements from the respective dates of acquisition.
 (6) Gives effect to the acquisitions for decreases in material and labor costs totalling $1,557,000 resulting from operating changes implemented subsequent to the acquisition. Additionally, depreciation has been decreased by $514,000 to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the acquisitions had occurred on November 28, 1994.
 (7) Gives effect to the acquisition for decreases in selling, general and administrative payroll costs totalling $2,375,000 resulting from operating changes implemented subsequent to the acquisition. In addition the adjustment reflects amortization of intangible assets recorded in connection with the Fiscal 1995 and Fiscal 1996 acquisitions totalling $285,000. Goodwill is amortized over 40 years and the useful lives of other intangible assets range from 3 to 25 years.
 (8) Income tax expense has been adjusted to reflect the expected income tax benefit resulting from the pro forma adjustments. The adjustment reflects a pro forma effective tax rate of 32% for the fiscal 1995 and fiscal 1996 acquisitions.
 (9) Pro Forma shares outstanding reflect the shares outstanding as of the June 1995 initial public offering totalling 10,469,938 plus 100,000 shares issued in conjunction with the Alba acquisition.